                                                                     EXHIBIT 99D

                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                 ANALYSIS OF ALLOWANCE FOR LOAN LOSSES AND
                         NON-PERFORMING ASSETS ("NPA")
                               AT MARCH 31, 1998
                            (DOLLARS IN THOUSANDS)
                                  (Unaudited)


                                                               Allowance for
                                                                Loan Losses                  Allowance for
                                Gross           Allowance        As a % of                    Loan Losses
                                 Loan              for           Gross Loan        Non-        As a % of
                              Portfolio           Loan           Portfolio       Accrual      Non-Accrual
Property Type                  Balance           Losses           Balance         Loans          Loans            NPA
-------------              ---------------      -----------     ------------     ---------    -------------   ------------
Single-family
    1-4 units               $   8,902,036       $  42,966           0.48%        $  73,675         58.32%      $  98,244
Multi-family:
    5-36 units                  1,407,887          32,830           2.33%            8,331        394.07%         13,870
    37 or more units              312,143          14,196           4.55%            2,001        709.45%          2,001
Non-residential                   983,954          28,406           2.89%           15,951        178.08%         20,691
Commercial                        258,821          10,284           3.97%            1,748        588.33%          1,748
Consumer                          137,803          17,700          12.84%            1,082       1635.86%          1,082
                            --------------      -----------                      ---------                     ----------
                            $  12,002,644       $ 146,382           1.22%        $ 102,788        142.41%      $ 137,636
                            ==============      ===========                      =========                     ==========

                                 NPA
                              As a % of       Allowance for
                              Gross Loan       Loan Losses
                              Portfolio         As a % of
Property Type                  Balance             NPA
-------------               -------------    ---------------
Single-family
    1-4 units                    1.10%              43.73%
Multi-family:
    5-36 units                   0.99%             236.70%
    37 or more units             0.64%             709.45%
Non-residential                  2.10%             137.29%
Commercial                       0.68%             588.33%
Consumer                         0.79%            1635.86%
                                 1.15%             106.35%
